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                                                                  EXHIBIT 10.64

                        [TEXAS BIOTECHNOLOGY LETTERHEAD]

June 23, 1998



Dr. Philip Jochelson
12525 Maestro Court
San Diego, CA 92130

Dear Philip:

This letter will formally confirm your verbal acceptance of the offer extended to you on behalf of Texas Biotechnology Corporation. By signing this letter, you will be indicating your acceptance of the position of Vice President, Clinical Development and Regulatory Affairs, reporting to the CEO, David McWilliams. It is anticipated that you will start no later than August 3, 1998.

Your compensation package will include:

     o    A base salary of $200,000

     o    A sign-on bonus of $20,000

     o Eligibility for an annual bonus that will be targeted at 25% of your base salary. The bonus will be paid out 50% in cash and 50% in restricted stock options.

     o An initial stock option award of 50,000 shares. You will also be eligible for an annual award targeted at 50,000 shares.

     o Reimbursement for reasonable relocation costs, including house hunting trips, realtor's fees, transportation of household goods and temporary housing.

     o    Participation in TBC's benefits program and four weeks vacation.

Philip, I look forward to your joining the team and years of valued contribution to the success of the Company.

Warm Regards,

/s/ DAVID B. MCWILLIAMS

David B. McWilliams
President and Chief Executive Officer

DBM/kdm

Agreed and accepted this 25th day of June, 1998.

/s/ PHILIP JOCHELSON
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Philip Jochelson, M.D.